EXHIBIT 5 & 24.1


RESKIN & ASSOCIATES
Attorneys At Law
Suite 400, The Marmaduke Building
520 South Fourth Avenue
Louisville, KY 40202-2577
Telephone 502-561-0500   Facsimile 502-515-9201
email: jreskin@marmaduke.com


James A. Reskin	Michele Harlan, Of Counsel

November 17, 2004
Board of Directors
Fineline Properties.Com, Inc.
110 South Water Stree
Kent, Ohio  44240

Ladies and Gentlemen:

	In our capacity as counsel for Fineline Properties.com, Inc., a Nevada corporation (the Company), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 21,500,000 shares of common stock pursuant to the Plan as set out and described in the Companys Registration Statement on Form S-8 (File No. 000-28595) under the Securities Act of 1933 (the Registration Statement). We have also participated in the preparation and filing of the Registration Statement.

	Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

(1)	The Company is a corporation duly organized and validly
existing under the laws of the State of Nevada;
(2)	The Company has taken all requisite corporate action
and all action required by the laws of the State of Nevada
with respect to the authorization, issuance and sale of warrants and shares of common and preferred stock to be issued pursuant to the Registration Statement;
(3)	The 21,500,000 shares of common stock, when issued
pursuant to the Registration Statement, will be validly
issued, fully paid and nonassessable;
(4)	The 2,250,000 warrants when issued pursuant to the
Registration Statement will be duly authorized and a binding obligation of the Company in accordance with their respective terms; and
(5)	The 800,000 shares of preferred stock when issued
pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

	We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.
Yours very truly,

/s/RESKIN & ASSOCIATES
RESKIN & ASSOCIATES

*Licensed in Kentucky and Illinois
			                    **Licensed in Indiana and
Kentucky